Exhibit 99.1

FOR IMMEDIATE RELEASE

Pfenex Names Eef Schimmelpennink Chief Executive Officer

SAN DIEGO, August 3, 2017 — Pfenex Inc. (NYSE MKT: PFNX), a clinical-stage biotechnology company engaged in the development of biosimilar therapeutics, including high value and difficult to manufacture proteins, today announced the appointment of Evert (Eef) Schimmelpennink as Chief Executive Officer, President, and Secretary effective August 3, 2017. Mr. Schimmelpennink was also appointed to serve as a Class III member of the board of directors effective August 3, 2017. Patrick Lucy, who held the post of Interim Chief Executive Officer, President, and Secretary will continue in his role as Chief Business Officer.

Schimmelpennink, 45, brings to Pfenex a broad base of biotechnology and pharmaceutical experience with strategic and functional expertise across corporate development, commercial operations, manufacturing and R&D. Prior to joining Pfenex, Schimmelpennink served as the Chief Executive Officer of Alvotech, a biosimilar development company, Vice President Global Injectables at Pfizer and Vice President – Global Generics of Hospira.

“We believe Eef’s experience is ideal for driving products from development through commercialization, while also leveraging business development opportunities to unlock further value from our unique patented protein production platform,” said Jason Grenfell-Gardner, Pfenex’s chairman. “Furthermore, his prior experiences are directly applicable to Pfenex as we seek to advance our product candidates through development and towards commercialization.” He added, “The board would also like to thank Patrick Lucy for his strong interim leadership during which time the company has made great progress.”

Schimmelpennink stated, “This is a remarkable company with a unique opportunity for growth, made up of employees dedicated to expanding patient access to important medicines by developing biosimilar therapeutics. I am excited to join the Company at such a pivotal point in its development and look forward to leading Pfenex’s team and building an industry success.”

Schimmelpennink received a Masters in bioprocess engineering from the Wageningen University in the Netherlands.

Pfenex investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (http://www.pfenex.com/), our investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Cautionary Note Regarding Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future potential of Pfenex’s product candidates, including future plans to advance, develop, manufacture and commercialize its product candidates. Pfenex’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates or may require Pfenex to conduct additional clinical trials or modify ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; difficulties in achieving and demonstrating biosimilarity in formulations; Pfenex’s ability to manage operating expenses; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; and difficulties in obtaining and maintaining intellectual property protection for its product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Annual Report on Form 10-K for the period ended December 31, 2016 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Pfenex’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biotechnology company engaged in the development of biosimilar therapeutics and high-value and difficult to manufacture proteins. The Company’s lead product candidates are PF708, a therapeutic equivalent candidate to Forteo (teriparatide) for the treatment of osteoporosis, and PF582, a biosimilar candidate to Lucentis (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology® platform to build a pipeline of product candidates and preclinical products under development including other biosimilars, as well as vaccines, therapeutic equivalents to reference listed drug products, and next generation biologics.

Company Contact:

Paul Wagner, Ph.D.

Chief Financial Officer

(858) 352-4333

pwagner@pfenex.com